
                             MONTHLY SERVICER'S CERTIFICATE
               (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
              OF THE SERIES 2004-1 TRANSITION PROPERTY SERVICING AGREEMENT)

                        TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                                   Series 2004-1 Bonds

         TXU Electric Delivery Company, as Servicer

         Pursuant to the Series 2004-1 Transition Property Servicing Agreement dated as of June 7, 2004 (the "Series 2004-1 Transition Property Servicing and
Agreement") between TXU Electric Delivery Company, as Servicer, TXU
Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:


         SERIES 2004-1 COLLECTION PERIOD: August 2004

                               a.  Series 2004-1         b.  Series 2004-1      c.  Actual           d.  Series 2004-1
                                   Transition                Transition             Series 2004-1        Transition
                                   Charge in                 Charge                 Transition           Charge
                                   Effect                    Billed                 Charge               Remittance
                                   -------                   -------                Payments             Made to
                                                                                    Received             Trustee
                                                                                    --------             --------
Customer Class                                                            -
-------------
Residential Service            $0.000966 / kWh            $3,876,947.67          $2,912,420.79        $2,912,420.79

General Service Secondary                                 $3,405,138.35          $2,447,631.39        $2,447,631.39

          Non-demand           $0.000970 / kWh

          Demand               $0.282 / kW

General Service Primary                                     $424,858.12            $353,722.59          $353,722.59

          Non-demand           $0.000654 / kWh

          Demand               $0.296 / kW

High Voltage Service           $0.205 / kW                  $279,515.94            $228,528.91          $228,528.91

Lighting Service               $0.001277 / kWh               $51,108.05             $23,146.31           $23,146.31

Instantaneous Interruptible    $0.113 / kW                  $105,791.32             $92,635.22           $92,635.22

Noticed Interruptible          $0.195 / kW                  $175,982.00            $132,386.72          $132,386.72
                                                          -------------          -------------        -------------
          Total                                           $8,319,341.45          $6,190,471.93        $6,190,471.93



         Capitalized terms used herein have their respective meanings set forth in the Series 2004-1 Transition Property Servicing Agreement.


         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 10th day of September, 2004.



                                                 TXU ELECTRIC DELIVERY COMPANY,
                                                 as Servicer


                                                 By   /s/ John M. Casey
                                                 --------------------------
                                                 Name:  John M. Casey
                                                 Title:   Assistant Treasurer

                                             2